Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	William E. Doyle, Jr.
May 6, 2011		(703) 814-7200
Alliance Bankshares Reports 1st Quarter 2011 Results
Repositioning benefits continue to grow
CHANTILLY, VA — Alliance Bankshares Corporation (NASDAQ — ABVA) today reported first quarter 2011 net income of $365,000, an increase of 220% over the $114,000 net income recorded for the first quarter of 2010. This represents income of $.07 per share versus $.02 for the same period in 2010. Alliance’s regulatory capital ratios remain above the levels necessary to be considered a “well capitalized” institution.
“Our first quarter results represent Alliance’s fifth consecutive quarter of profitability, reflecting a continuation of the positive earnings momentum established throughout 2010,” noted William E. Doyle, Jr., President and Chief Executive Officer. “A variety of factors contributed to our improved performance, as we remain focused on strengthening our net interest margin, managing the costs of credit, and reducing non-interest expenses. While the strategic repositioning of our risk assets has dampened overall loan portfolio growth, the risk profile of the portfolio is improving as expected. Our market leadership role in serving title and settlement agencies continues to provide an attractive source of funding, as we grow existing relationships and add new clients. Significantly, consistent with our strategic goals, we have expanded our commercial banking lending team to position the Company to take full advantage of the improving economy and an expected pick-up in loan demand,” further added Doyle.
A key part of our stated repositioning strategy has been focused on rightsizing the balance sheet and adjusting the asset mix when feasible. We have tactically reduced certain types of real estate loans and the size of the investment portfolio. At March 31, 2011, total assets amounted to $528.3 million or a decline of $10.2 million compared to the December 31, 2010 level of $538.5 million. As of March 31, 2011, total loans were down $12.7 million from December 31, 2010 level of $332.3 million. The lower level of loans is directly related to our continued efforts to reduce exposure in certain loan segments. In addition, a client decided to substantially de-leverage their balance sheet which resulted in a significant reduction in our credit exposure. Investment securities amounted to $125.5 million as of March 31, 2011, a decline of $10.4 million from the December 31, 2010 level of $135.9 million. The longer-term objective is to grow small business commercial loans and owner occupied commercial real estate while maintaining a smaller sized investment portfolio.
We remain diligent in our efforts to improve credit quality. In 2010, we saw positive improvement in our nonperforming asset levels. We believe this core trend remains embedded in the balance sheet. In the first quarter of 2011, a client who is on our internal watchlist with a substandard credit rating experienced some incremental financial difficulties. While we remain cautious about the relationship, the loans are secured by various forms of tangible collateral. We have reported this $4.8 million relationship in the nonaccrual category. In addition, we have reported $1.7 million of loans from another borrower in the nonaccrual category as a result of a bankruptcy filing. The nonaccrual loan balance is made up of a series of individual real estate loans where Alliance is well secured and is entitled to preferred assignment of lease payments. We are working with counsel and the bankruptcy court to direct the payments to Alliance as required by the loan documents. The bankruptcy court has hearings planned for the second quarter of 2011 on the matter.
The nonperforming assets at March 31, 2011 amounted to $16.95 million or 3.21% of total assets. As part of our balance sheet repositioning activities, we have a significantly smaller balance sheet than in the past which negatively impacts the ratio calculation. The nonperforming assets are comprised of $11.6 million of nonaccrual loans (which includes the $6.5 million previously mentioned), OREO of $4.5 million and $843,000 of troubled debt restructurings.
The allowance for loan losses was $5.6 million, or 1.76% of loans up from 1.59% of loans at December 31, 2010. In the quarter, we experienced charged-off loan recoveries of $230,000, which exceeded the first quarter 2011 chargeoffs by $24,000.
As previously noted, the business operations of the Company have improved yielding net income for the first quarter of 2011 of $365,000 or $.07 per common share, basic and diluted. Our efforts to manage noninterest expenses have resulted in a decline in noninterest expenses of $824,000 on a quarterly comparative basis. Our net interest margin improved to 3.78% for the first quarter. This level is artificially depressed due to nonaccrual interest income reversals of $193,000.
“For the remainder of 2011, we will continue to be focused on optimizing profitability while investing in repositioning the Company for increased success in an improving economy. Recent investments in a new technology platform and the expansion of our commercial banking team represent key elements of our strategy to strengthen our competitive position and grow earnings in the future, “added Doyle.
Cautionary Statement Regarding Forward-Looking Statements. Certain statements contained in this report that are not historical facts may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend” or words of similar meaning. These statements are inherently uncertain; there can be no assurance that the underlying assumptions will prove to be accurate. These forward-looking statements include statements relating to the Company’s anticipated future performance, mix of assets and liabilities and effects of efforts to reposition its business. Readers should not place undue reliance on such statements, which speak only as of the date of this release. The Company does not undertake to update any forward-looking statement that may be made from time to time by it or on its behalf.

Forward-looking statements are subject to risks, assumptions and uncertainties, and could be affected by many factors. Some factors that could cause the Company’s actual results to differ materially from those anticipated in these forward-looking statements include: interest rates, general business conditions, as well as conditions within the financial markets, general economic conditions, unemployment levels, the legislative/regulatory climate, including the effect of the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010 and related regulations, regulatory compliance costs, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve, the quality/composition of the loan portfolios and the value of related collateral, the value of securities the Company holds, charge-offs on loans and the adequacy of the allowance for loan losses, loan demand, deposit flows, counterparty strength, competition, reliance on third parties for key services, the health of the real estate markets, the outcome of the Company’s repositioning initiatives, and changes in accounting principles.
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
###

ALLIANCE BANKSHARES CORPORATION
Consolidated Balance Sheets

	March 31,	December 31,	March 31,
	2011*	2010	2010*
	(Dollars in thousands)
ASSETS

Cash and due from banks	$49,635	$24,078	$49,855
Federal funds sold	8,272	17,870	15,358
Trading securities, at fair value	605	2,075	3,430
Investment securities available-for-sale, at fair value	125,469	135,852	147,842
Restricted stock, at cost	6,374	6,355	6,712
Loans, net of unearned discount and fees	319,607	332,310	347,366
Less: allowance for loan losses	(5,611)	(5,281)	(5,737)

Loans, net	313,996	327,029	341,629

Premises and equipment, net	1,579	1,584	1,932
Other real estate owned (OREO)	4,533	4,627	8,370
Intangible assets	—	—	—
Goodwill	—	—	—
Other assets	17,836	19,041	18,528

TOTAL ASSETS	528,299	538,511	593,656

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$120,687	$124,639	$120,317
Savings and NOW deposits	53,233	56,569	56,216
Money market deposits	24,671	25,524	24,650
Time deposits	207,539	200,211	252,556

Total deposits	406,130	406,943	453,739

Repurchase agreements, federal funds purchased and other borrowings	33,992	43,153	27,293
Federal Home Loan Bank advances ($26,057, $26,208 and $25,761 at fair value)	41,057	41,208	65,883
Trust Preferred Capital Notes	10,310	10,310	10,310
Other liabilities	3,052	3,212	2,997
Commitments and contingent liabilities	—	—	—

TOTAL LIABILITIES	494,541	504,826	560,222

Common stock, $4 par value; 15,000,000 shares authorized; 5,108,219 shares issued and outstanding at March 31, 2011 and 5,106,819 issued and outstanding at December 31, 2010 and March 31, 2010.	20,433	20,427	20,427
Capital surplus	25,855	25,857	25,822
Retained (deficit)	(11,946)	(12,311)	(12,902)
Accumulated other comprehensive income (loss), net	(584)	(288)	87

TOTAL STOCKHOLDERS’ EQUITY	33,758	33,685	33,434

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$528,299	$538,511	$593,656

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Income Statements

	Three Months Ended	Three Months
	March 31,	March 31,
	2011*	2010*
	(Dollars in thousands, except per share)

INTEREST INCOME:
Loans	$4,545	$5,140
Trading securities	33	88
Investment securities	1,321	1,742
Federal funds sold	10	11

Total interest income	5,909	6,981

INTEREST EXPENSE:
Savings and NOW deposits	32	72
Time deposits	997	1,666
Money market deposits	49	79
Repurchase agreements, federal funds purchased and other borrowings	88	124
FHLB advances	259	280
Trust preferred capital notes	92	85

Total interest expense	1,517	2,306

Net interest income	4,392	4,675
Provision for loan losses	306	275

Net interest income after provision for loan losses	4,086	4,400

OTHER INCOME:
Deposit account service charges	37	78
Net gain on sale of available-for-sale securities	79	256
Trading activity and fair value adjustments	24	(190)
Other operating income	44	117

Total other income	184	261

OTHER EXPENSES:
Salaries and employee benefits	1,392	2,003
Occupancy expense	561	628
Equipment expense	168	194
Other real estate owned expense	35	43
FDIC assessments	350	363
Operating expenses	1,217	1,316

Total other expenses	3,723	4,547

Income before income taxes	547	114
Income tax expense	182	—

NET INCOME	$365	$114

Net income per common share, basic	$0.07	$0.02

Net income per common share, diluted	$0.07	$0.02

Weighted average number of shares, basic	5,108,048	5,106,819

Weighted average number of shares, diluted	5,123,029	5,108,085

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Performance Information

	March 31,	March 31,
	2011*	2010*
	(Dollars in thousands, except per share)

Performance Information:

For The Three Months Ended:
Average loans	$325,151	$357,555
Average earning assets	474,291	530,260
Average assets	512,790	575,054
Average non-interest bearing deposits	87,960	85,310
Average total deposits	357,236	414,891
Average interest-bearing liabilities	388,930	454,059
Average stockholder equity	33,619	33,413
Net interest margin (1)	3.78%	3.66%
Net income per share, basic	$0.07	$0.02
Net income per share, diluted	$0.07	$0.02

*	Unaudited financial results

(1)	On a fully-tax equivalent basis assuming a 34% federal tax rate.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information (1)

	March 31,	December 31,	March 31,
	2011*	2010	2010*
	(Dollars in thousands)
Credit Quality Information:
Nonperforming assets:
Impaired loans (performing loans with a specific allowance)	$—	$2,400	$542
Non-accrual loans	11,574	1,903	4,332
Loans past due 90 days and still accruing	—	256	—
Troubled debt restructured	843	212	—
OREO	4,533	4,627	8,370

Total nonperforming assets	$16,950	$9,398	$13,244

Specific reserves associated with impaired & non-accrual loans	$1,780	$873	$1,687

Largest components of the nonperforming assets listed above:
March 31, 2011 non-accrual loans (83% of the total)
$2.4 million which is secured by residential land.
$2.1 million which is secured by commercial real estate.
$1.7 million which is secured by commercial land.
$1.3 million which is secured by 11 residential properties.
$968 thousand which is secured by commercial equipment and receivables.
$628 thousand which is secured by residential building lots.
$535 thousand which is secured by a residential property.
March 31, 2011 OREO (94% of the total)
$1.6 million which is acreage near Winchester, Virginia. (OREO as of 9/30/07)
$879 thousand which is acreage in Woodstock, VA. (OREO as of 3/31/08)
$837 thousand which is property in Charles Town, WV. (OREO as of 6/30/10)
$477 thousand which consists of two parcels of land in Northern Virginia. (OREO as of 3/31/08)
$273 thousand which is one acre in Northern Virginina. (OREO as of 3/31/08)
$210 thousand which is an industrial condo in Northern Virginina. (OREO as of 3/31/11)

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO, troubled debt restructured, and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information (1)

	March 31,	March 31,
	2011*	2010*
	(Dollars in thousands)

For The Three Months Ended:
Balance, beginning of period	$5,281	$5,619
Provision for loan losses	306	275
Loans charged off	(206)	(165)
Recoveries of loans charged off	230	8

Net charge-offs	24	(157)

Balance, end of period	$5,611	$5,737

	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010*	2010*	2010*	2010*
Ratios:
Allowance for loan losses to total loans	1.76%	1.59%	1.55%	1.52%	1.65%
Allowance for loan losses to non-accrual loans	0.48X	2.8X	1.7X	1.5X	1.3X
Allowance for loan losses to nonperforming assets	0.33X	0.6X	0.7X	0.5X	0.4X
Nonperforming assets to total assets	3.21%	1.66%	1.29%	1.86%	2.23%
Net charge-offs to average loans	0.01%	0.61%	0.66%	0.77%	0.18%

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO, troubled debt restructured, and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Trading Asset & Liability Summary

	March 31, 2011		December 31, 2010
	Fair		Fair
Trading Securities	Value	Yield	Value	Yield
		(Dollars in thousands)

PCMOs [1]	$605	5.43%	$2,075	5.32%

Totals	$605	5.43%	$2,075	5.32%

[1]	As of March 31, 2011 trading securities consisted of one PCMO instrument. This PCMO was rated AAA by at least one ratings agency on the purchase date. Currently the security has a rating below investment grade. The instrument is currently performing as expected.

	March 31, 2011	December 31, 2010
	Fair	Fair
Fair Value Assets and Liabilities	Value	Value
	(Dollars in thousands)

Trading securities	$605	$2,075

FHLB advances	26,057	26,208

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Capital Information

	March 31,	December 31,
	2011*	2010
	(Dollars in thousands, except per share)

Capital Information:
Book value per share	$6.61	$6.60
Tier I risk-based capital ratio	12.0%	11.6%
Total risk-based capital ratio	13.3%	12.9%
Leverage capital ratio	7.8%	7.5%
Total equity to total assets ratio	6.4%	6.3%

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Components of Stockholder Equity
on a Book Value per Share Basis

	Three Months	Twelve Months	Three Months
	Ended March 31,	Ended December 31,	Ended March 31,
	2011	2010	2010

Book Value Per Share, beginning of the period	$6.60	$6.49	$6.49

Net income (loss) per common share	0.07	0.14	0.02
Stock based compensation	—	—	—
Effects of Changes in Other Comprenshive Income [1]	(0.06)	(0.03)	0.04

Book Value Per Share, end of the period	$6.61	$6.60	$6.55

[1]	Other Comprehensive Income represents the unrealized gains or losses associated with available-for-sale securities and the related reclassification adjustments.